Exhibit 99.1

JELD-WEN Announces Selected Preliminary Financial Results for the Third Quarter of Fiscal 2019
October 10, 2019

Charlotte, N.C. -- JELD-WEN Holding, Inc. (NYSE: JELD) today announced selected preliminary financial results for the third quarter of 2019. Additionally, the company announced it will release full third quarter 2019 results and hold a conference call on Wednesday, November 6, 2019.
Preliminary Third Quarter Summary

•	Net revenues of approximately $1.09 billion, a decrease of 3.9% compared to the same period last year

•	Adjusted EBITDA of $106 million to $110 million, compared to $132.6 million in the same period a year ago

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Third quarter results were lower than expected in North America and Australasia, primarily related to reduced demand in residential new construction channels, and the impact of continued erratic order patterns in North America windows retail channel

•	Conference call at 8:00 a.m. EDT tomorrow, October 11, 2019 to discuss preliminary results
“I am disappointed in our preliminary results for the third quarter, primarily driven by soft demand in North America and further deterioration in housing activity in Australasia,” said Gary S. Michel, president and chief executive officer. “Profitability was impacted by the lower volumes as well as manufacturing inefficiencies in our North America windows business, caused by continued erratic ordering activity in the retail channel, where we were unable to adjust our cost structure within the quarter to support the unexpected demand patterns. We delivered core margin expansion in Europe driven by positive price and productivity, partially offsetting the North America and Australasia performance.”
“To address the operational inefficiencies in our North America windows business, we are using proven JELD-WEN Excellence Model (JEM) problem-solving tools to perform line balancing in our manufacturing facilities and assist in redefining our demand planning process. I recently visited several of these facilities and believe we have the right processes and controls in place to improve performance. Additionally, we are also working with our retail customers to normalize their orders and support their demand patterns. As a result of these actions, I believe that the majority of the impact from these issues was in the third quarter and we will see sequential operational performance improvements in the fourth quarter.”
“I believe the issues that impacted our third quarter results underscore the urgency to continue to implement our strategy, reduce our cost structure, eliminate complexity in our operations, and increase agility throughout the organization,” said Mr. Michel. “I am confident that our ongoing deployment of JEM, our strong pipeline of productivity projects, and implementation of our footprint modernization and rationalization programs will improve our operations and drive long-term value creation for our shareholders.”

2019 Outlook
The company will provide a full update to its 2019 financial metrics outlook during its scheduled call on November 6, 2019.
Commenting on 2019 expectations, Mr. Michel said, “While it is too early in the close process for us to provide a full update of our 2019 outlook, based on our third quarter preliminary results and current business trends, we now expect full year 2019 revenue to decline approximately 2% compared to full year 2018. From a profitability standpoint, we also anticipate that full year 2019 adjusted EBITDA margins will be negatively impacted by approximately 60 basis points. Our call on November 6th will include more detailed commentary on our full year expectations.”

Preliminary Financial Results Conference Call

JELD-WEN management will host a live conference call to discuss the preliminary third quarter 2019 results at 8 a.m. EDT on Friday, October 11, 2019. The conference call can be accessed by dialing (877) 396-4218 (domestic) or (647) 689-5631 (International). For those unable to listen to the live event, a replay will be available on the company’s website at http://investors.jeld-wen.com, approximately two hours following completion of the call.

Third Quarter Earnings Conference Call Information

The company will host a conference call at 8:00 a.m. EST on Wednesday, November 6, 2019 to discuss full third quarter 2019 financial results. Interested investors and other parties can access the call either via webcast by visiting the Investor Relations section of the company’s website at http://investors.jeld-wen.com, or by dialing (877) 396-4218 (domestic) or (647) 689-5631 (international).

For those unable to listen to the live event, a replay will be available on the company’s website approximately two hours following completion of the call.

About JELD-WEN

JELD-WEN, founded in 1960, is one of the world’s largest door and window manufacturers, operating manufacturing facilities in 20 countries located primarily in North America, Europe and Australia. Headquartered in Charlotte, N.C., JELD-WEN designs, produces and distributes an extensive range of interior and exterior doors, wood, vinyl and aluminum windows and related products for use in the new construction and repair and remodeling of residential homes and non-residential buildings. JELD-WEN is a recognized leader in manufacturing energy-efficient products and has been an ENERGY STAR®Partner since 1998. Our products are marketed globally under the JELD-WEN® brand, along with several market-leading regional brands such as Swedoor® and DANA® in Europe and Corinthian®, Stegbar®, and Trend® in Australia.

To learn more about JELD-WEN, please visit the company’s website at http://investors.jeld-wen.com.

Forward-Looking Statements

The company has not yet closed and not yet finalized its financial statement review process for the third quarter of 2019. As a result, the information in this release is preliminary and based upon information available to the company as of the date of this release, and thus remains subject to the completion of the normal quarter-end accounting procedures and adjustments. During the course of the company’s review process, items may be identified that would require the company to make adjustments, which could result in changes to its preliminary selected financial information above. As a result, the preliminary selected financial information above is forward-looking information and subject to risks and uncertainties, including possible adjustments to such information. The company expects to report its third quarter 2019 results on November 6, 2019.
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding third quarter 2019 revenues and adjusted EBITDA, business strategies, market potential, future financial performance, our 2019 outlook, the potential of our categories and brands, pipeline of productivity projects, and footprint modernization and rationalization programs, and our expectations, beliefs, plans, objectives, prospects and assumptions about other future events. Forward-looking statements are generally identified by our use of forward-looking terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “potential”, “predict”, “seek”, or “should”, or the negative thereof or other variations thereon or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans, expectations, assumptions, estimates, and projections of our management. The assumptions underlying our 2019 guidance include the achievement of anticipated improvements in end markets, competitive position, product portfolio, and internal operations; stable macroeconomic factors; continued inflation in materials and freight costs; no further changes in foreign currency exchange and tax rates; successful integration of recent acquisitions; and our future business plans. Although we believe that these statements are based on reasonable expectations, assumptions, estimates and projections, they are only predictions and involve known and unknown risks, many of which are beyond our control that could cause actual outcomes and results to be materially different from those indicated in such statements.

Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the factors discussed in our Annual Reports on Form 10-K, and our Quarterly Reports on Form 10-Q, both filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Information

This press release presents certain “non-GAAP” financial measures, including preliminary Adjusted EBITDA.
We use Adjusted EBITDA because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Our preliminary Adjusted EBITDA should not be considered an alternative to net income as a measure of financial performance.
The company has not included a GAAP reconciliation of its preliminary Adjusted EBITDA to net income because such reconciliation could not be produced without unreasonable effort. The company will provide a full GAAP reconciliation of final Adjusted EBITDA when it reports its full third quarter 2019 results.

Investor Relations:
JELD-WEN Holding, Inc.
Christopher Teachout
Investor Relations Manager
704.378.7007

investors@jeldwen.com